SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 July 2, 1999



Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     ----------------------------                 ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200


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ITEM 5.     OTHER EVENTS.

      On July 6, 1999, GPU, Inc. announced that it had entered into a definitive agreement to purchase Cinergy Corp.'s ("Cinergy") 50% ownership interest in Avon Energy Partners Holdings ("Avon") which, in turn, owns Midlands Electricity plc ("MEB"), for a price of 452.5 million British pounds (approximately US $700 million). As part of the transaction, Cinergy would retain MEB's gas trading operations. The sale is expected to be completed in July 1999.

      The Company and Cinergy had jointly formed Avon in 1996 to acquire MEB, an English regional electric company.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibit

            1. GPU News Release, dated July 6, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                    GPU, INC.



                                    By:  /s/ T. G. Howson
                                        ----------------------------
                                         T. G. Howson, Vice President
                                         and Treasurer


Date:   July 6, 1999